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                                                                    EXHIBIT 23.3

               [HONIGMAN MILLER SCHWARTZ AND COHN LLP LETTERHEAD]

                                 APRIL 24, 2002

VIA EDGAR TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: Ramco-Gershenson Properties Trust Registration Statement on Form S-3

Ladies and Gentlemen:

    We consent to the references to Honigman Miller Schwartz and Cohn LLP under the sections captioned "Risk Factors," "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement on Form S-3 (No. 333-57871) of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Company"), which is incorporated by reference in the Registration Statement on Form S-3 being filed by the Company on April 24, 2002. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               /s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP
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                               HONIGMAN MILLER SCHWARTZ AND COHN LLP